                                                                   EXHIBIT 10.25



                              STAR SCIENTIFIC, INC.
                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of April 12, 1999, by and between STAR SCIENTIFIC, INC., a Delaware corporation (the "Company"), and JAMES A. MCNULTY ("Executive").

                                    RECITALS

         A. The Company is engaged in the research, development and commercialization of smoking cessation products and reduced-risk smoking products, and the manufacture and sale of cigarettes.

         B. The Company wishes to continue to employ Executive and to have the benefit of his skills and services, and Executive wishes to continue employment with the Company, as Chief Financial Officer of the Company on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1.       EMPLOYMENT AND DUTIES.

         (a) POSITION. The Company hereby employs Executive, and Executive hereby accepts employment with the Company, as Chief Financial Officer of the Company.

         (b) DUTIES. Executive agrees to devote his best efforts to perform all duties assigned to him by the Board of Directors of the Company (the "Board of Directors") and by Jonnie R. Williams, Chief Operating Officer of the Company, in a trustworthy, businesslike and loyal manner.

         (c) REPORTING. Executive shall report to the Board of Directors.

         (d) PLACE OF EMPLOYMENT. Executive shall perform the services required by this Agreement at the Company's offices in Petersburg, Virginia.

         (e) CHANGE OF DUTIES. The duties of Executive may be modified from time to time by the mutual consent of the Company and Executive without resulting in a rescission of this Agreement. The mutual written consent of the Company and Executive shall constitute execution of that modification. Notwithstanding any such change, the employment of Executive shall be construed as continuing under this Agreement as so modified.

         (f) DEVOTION OF TIME TO COMPANY'S BUSINESS. During the Term of this Agreement (as such term is defined in Section 1(g) hereof), Executive agrees (i) to devote his entire productive time, ability and attention to the business of the Company during normal working hours, (ii) not to engage in any other business duties or business pursuits whatsoever, (iii) whether directly or indirectly, not to render any services of a commercial or professional nature to any individual, trust, partnership, company, corporation, business,



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organization, group or other entity (each, a "Person"), whether for compensation or otherwise, without the prior written consent of the Board of Directors, and
(iv) whether directly or indirectly, not to acquire, hold or retain more than a one percent (1%) interest in any business competing with or similar in nature to the business of the Company or any of its Affiliates (as such term is defined below); provided, however, the expenditure of reasonable amounts of time for litigation support, book project, charitable, professional educational or professional activities or, subject to the foregoing, the making of passive personal investments shall not be deemed a breach of this Agreement or require the prior written consent of the Company if those activities do not materially interfere with the services required of Executive under this Agreement. For purposes of this Agreement, "Affiliates" shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

         (g) TERM. Unless sooner terminated as provided in Section 4 hereof, the term of this Agreement shall be deemed to have commenced on October 15, 1998 and shall continue for a term of eighteen (18) months (the "Initial Term"), and shall be renewable for successive one (1) year terms (each, a "Renewal Term") at the option of the Company. Notice of renewal or, if applicable, the Company's option not to renew, shall be given to Executive in writing at least one hundred twenty (120) days prior to the end of the Initial Term or the applicable Renewal Term, as the case may be. The Initial Term, together with any Renewal Terms shall be referred to in this Agreement as the "Term of this Agreement."

         (h) OBSERVANCE OF COMPANY RULES, REGULATIONS AND POLICIES. Executive shall duly, punctually and faithfully perform and observe any and all rules, regulations and policies which the Company may now or hereafter reasonably establish governing the conduct of its business or its employees to the extent such rules, regulations and policies are not in conflict with this Agreement. Executive shall promptly provide written notice to the Board of Directors of any such apparent conflict of which Executive becomes aware.

2.       COMPENSATION.

         (a) BASE SALARY. During the Term of this Agreement, the Company shall pay to Executive a base salary of two hundred thousand dollars ($200,000) per year (the "Base Salary"), subject to increase from time to time in the good faith discretion of the Board of Directors, payable in arrears on a regular basis in accordance with the Company's standard payroll procedures in effect at the time of payment.

         (b) DISCRETIONARY BONUS. In addition to the Base Salary, the Company shall pay to Executive such bonuses based on Executive's performance as the Board of Directors shall determine from time to time in its sole discretion.

         (c) SIGNING BONUS. In order to induce Executive to enter into this Agreement, effective December 31 1998, Executive shall be entitled to a signing bonus in the amount of eighty thousand dollars ($80,000) which shall be paid to Executive on or before June 30, 1999.

         (d) RESTRICTED STOCK GRANT. In order to encourage Executive's contribution to the successful performance of the Company, Executive shall be granted as of June 30, 2000, a total









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of one hundred thousand (100,000) shares of Common Stock of the Company (the
"Restricted Stock") subject to the conditions and restrictions set forth in a restricted stock award agreement substantially in the form attached hereto as Exhibit A, which agreement shall provide that restrictions shall lapse and Executive shall become vested as to all such shares of Restricted Stock on January 31, 2000.

         (e)      STOCK OPTION.

                  (i) NON-QUALIFIED STOCK OPTION. The parties acknowledge and agree that, as additional incentive to Executive, Executive shall be granted, immediately upon execution of this Agreement, a non-qualified stock option (the "Option") to purchase two hundred thousand (200,000) shares of Common Stock of the Company at an exercise price of Two Dollars ($2.00) per share pursuant to an option agreement on the Company's standard form under its 1998 Stock Option Plan (the "Plan"). Subject to the forfeiture provision and repurchase right of the Company described below, the option agreement shall provide that:

                  (ii) VESTING. The Option shall be fully vested on October 15, 1999.

                  (iii) TERMINATION. To the extent not then fully vested, the Option shall immediately terminate upon the earlier to occur of (A) March 1, 2009, (B) the effective date of termination of this Agreement by the Company for Cause (as such term in defined in Section 4(c) hereof) or by the Executive without Good Reason (as such term in defined in Section 4(f) hereof), or (C) the date of notice by the Company to Executive that, in the good faith determination of the Board of Directors, Executive has breached his covenant not to compete contained herein.

                  (iv) ACCELERATED TERMINATION AND FORFEITURE OF OPTION; COMPANY REPURCHASE RIGHT. On the effective date of termination of this Agreement by the Company for Cause or by the Executive without Good Reason, or as of the date of notice by the Company to Executive that, in the good faith determination of the Board of Directors, Executive has breached his covenant not to compete contained herein, as the case may be, (A) the Option shall immediately terminate and revert to the Company (including all vested but unexercised shares subject to the Option); and (B) any and all shares issued upon exercise of the Option on or prior to such effective date of termination or date of notice shall be subject to a repurchase right in favor of the Company at a purchase price equal to the exercise price of such shares.

         (f) INCENTIVE PLANS. In addition to all other benefits and compensation provided by this Agreement, Executive shall be eligible to participate in such of the Company's equity, compensation and incentive plans as are generally available to any of the management executives of the Company, including without limitation any executive and performance bonus or incentive plans.

         (g) VACATION. Executive shall be entitled to such annual vacation time with full pay as the Company may provide in its standard policies and practices for any other management executives; provided, however, that in any event Executive shall be entitled to a minimum of fourteen (14) days annual paid vacation time.






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         (h) DIRECTORS AND OFFICERS LIABILITY INSURANCE. Executive shall be entitled to continued participation in, and have the benefit of, directors and officers liability insurance to the same extent such coverage is provided to the Company's other management executives.

         (i) HOUSING ALLOWANCE. The Company will reimburse Executive for his reasonable and documented expenses for temporary housing in Petersburg, Virginia, not to exceed Twenty Thousand Dollars ($20,000).

         (j) AUTOMOBILE. The Company will furnish Executive with an automobile and will reimburse Executive all reasonable costs and expenses relating to Executive's use of the automobile, including without limitation, amounts incurred for insurance, gas and general maintenance and repairs.

         (k) MOBILE TELEPHONE. Executive shall have use of a wireless mobile telephone of his choice and the Company will be responsible for payment of all business usage charges and all usual operational and maintenance expenses associated with the use by Executive of such telephone.

         (l) OTHER BENEFITS. Executive shall participate in and have the benefits of all present and future vacation, holiday, paid leave, unpaid leave, life, accident, disability, dental, vision and health insurance plans, pension, profit-sharing and savings plans and all other plans and benefits which the Company now or in the future from time to time makes available to any of its management executives.

         (m) WITHHOLDING. The parties shall comply with all applicable withholding requirements in connection with all compensation payable to Executive.

3.       EXPENSE REIMBURSEMENT.

         (a) GENERAL BUSINESS EXPENSES. The Company shall reimburse Executive for all business travel and other out-of-pocket expenses reasonably incurred by Executive in the course of performing his duties hereunder this Agreement. All reimbursable expenses shall be appropriately documented and shall be in reasonable detail and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state tax record keeping requirements.

         (b) PROFESSIONAL EDUCATIONAL EXPENSES AND FEES. In addition, the Company shall reimburse Executive for (i) all reasonable expenses incurred for continuing education courses required to maintain Executive's professional status as a certified public accountant, and (ii) all reasonable professional fees and dues associated with Executive's professional status as a certified public accountant.

4. TERMINATION AND RIGHTS ON TERMINATION. This Agreement shall terminate upon the occurrence of any of the following events:

         (a) DEATH. Upon the death of Executive, in which event the Company shall, within thirty (30) days of receiving notice of such death, pay Executive's estate all salary then due and payable







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and all accrued vacation pay and bonuses, if any, in each case payable or accrued through the date of death. Executive's estate shall not be entitled to any severance compensation.

         (b) DISABILITY. Upon the mental or physical Disability (as such term is defined below) of Executive, in which event the Company shall, within thirty
(30) days following the determination of Disability, pay Executive all salary then due and payable and all accrued vacation pay and bonuses, if any, in each case payable or accrued through the date of determination. For purposes of this Agreement, "Disability" shall mean a physical or mental condition, verified by a physician designated by the Company, which prevents Executive from carrying out one or more of the material aspects of his assigned duties for at least ninety
(90) consecutive days, or for a total of ninety (90) days in any six (6) month period. Executive shall not be entitled to any severance compensation.

         (c) TERMINATION BY THE COMPANY FOR CAUSE. Upon delivery by the Company to Executive of a written notice terminating this Agreement for Cause (as such term is defined below), which notice shall be supported by a reasonably detailed statement of the relevant facts and reasons for termination, in which event the Company shall, within thirty (30) days following such termination, pay Executive all salary then due and payable through the date of termination. Executive shall not be entitled to any severance compensation or any accrued vacation pay or bonuses. For purposes of this Agreement, "Cause" shall mean:

                  (i) Executive shall have intentionally engaged in unfair competition with the Company, intentionally induced any employee or any significant customer, contractor, supplier, representative or distributor of the Company to breach any contract with the Company, intentionally made an unauthorized disclosure of material confidential information of the Company, committed an act of dishonesty, fraud, embezzlement or theft or otherwise engaged in misconduct with respect to the property, business or affairs of the Company, or deliberately disregarded the rules, regulations and policies of the Company, in any such event in such a manner as to cause material loss, damage or injury to, or otherwise materially endanger or, in the sole judgment of the Board of Directors, materially and adversely affect, the property, reputation, operations or employees of the Company;

                  (ii) Executive shall have materially breached this Agreement and such breach shall have continued for a period of ten (10) days after delivery of written notice from the Company specifying such breach;

                  (iii) Executive shall have been grossly negligent in the performance of his duties hereunder, intentionally not performed or misperformed any of such duties, or refused to abide by or comply with the directives of the Board of Directors, which action shall have continued for a period of ten (10) days after delivery of written notice from the Company demanding such action cease or be cured;

                  (iv) Executive shall have been found guilty of, or has plead nolo contendere to, the commission of a felony offense or other crime involving moral turpitude; or

                  (v) Executive shall have abused alcohol or drugs (legal or illegal) that, in the sole judgment of the Board of Directors, materially impairs Executive's ability to perform his duties hereunder.





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         (d) TERMINATION BY THE COMPANY WITHOUT CAUSE. Thirty (30) days after delivery by the Company to Executive of a written notice terminating this Agreement for any reason without cause, in which event the Company shall, within thirty (30) days following the effective date of termination, pay Executive a lump sum equal to (i) all salary then due and payable and all accrued vacation pay and bonuses, if any, in each case payable or accrued through the effective date of termination, plus (ii) as severance compensation, an amount equal to twelve (12) months of Executive's then Base Salary.

         (e) VOLUNTARY TERMINATION BY EXECUTIVE. Thirty (30) days after delivery by Executive to the Company of a written notice terminating this Agreement for any reason without cause, in which event the Company shall, within thirty (30) days following the effective date of termination, pay Executive all salary then due and payable through the date of termination. Executive shall not be entitled to any severance compensation or any accrued vacation pay or bonuses.

         (f) TERMINATION BY EXECUTIVE FOR GOOD REASON. Thirty (30) days after delivery by Executive to the Company of a written notice terminating this Agreement for Good Reason (as such term is defined below), in which event the Company shall, within thirty (30) days following the effective date of termination, pay Executive such amounts in such manner as provided for in
Section 4(d) hereof. For purposes of this Agreement, "Good Reason" shall mean:

                  (i) The assignment of Executive to any duties inconsistent with, or any adverse change in, Executive's positions, duties, responsibilities, functions or status with the Company, or the removal of Executive from, or failure to reelect Executive to, any of such positions; provided, however, that a change in Executive's positions, duties, responsibilities, functions or status that Executive shall agree to in writing shall not be an event of Good Reason or give rise to termination under this Section 4(f);

                  (ii) A reduction by the Company of Executive's Base Salary without his written consent;

                  (iii) The failure by the Company to continue in effect for Executive any material benefit available to any of the management executives of the Company, including without limitation, any retirement, pension or incentive plans, life, accident, disability or health insurance plans, equity or cash bonus plans or savings and profit sharing plans, or any action by the Company which would adversely affect Executive's participation in or reduce Executive's benefits under any of such plans or deprive Executive of any fringe benefit enjoyed by Executive; or

                  (iv) Any other material breach by the Company of this Agreement which is not cured within twenty (20) days of delivery of written notice thereof by Executive to the Company.

         (g) EFFECT OF TERMINATION; OPTIONS. All rights and obligations of the Company and Executive under this Agreement shall cease as of the effective date of termination, except that the obligations of the Company under this Section 4 and Executive's obligations under Sections 5 and 6 hereof shall survive such termination in accordance with their respective terms. In addition, notwithstanding anything to the contrary contained herein or in any agreement with respect thereto, upon termination of Executive's employment pursuant to this Section 4, all equity options, restricted








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equity grants and similar rights held by Executive with respect to securities of the Company, including without limitation the Option, shall, to the extent not then fully vested, immediately terminate and revert to the Company.

         (h) NO TERMINATION BY MERGER, TRANSFER OF ASSETS OR DISSOLUTION. This Agreement shall not be terminated by any dissolution of the Company resulting from either merger or consolidation in which the Company is not the consolidated or surviving corporation or other entity or transfer of all or substantially all of the assets of the Company. In such event, the rights, benefits and obligations herein shall automatically be deemed to be assigned to the surviving or resulting corporation or other entity or to the transferee of the assets, as the case may be, with the consent of Executive.

5.       RESTRICTION ON COMPETITION.

         (a) COVENANT NOT TO COMPETE. During the Term of this Agreement and for a period of twelve (12) months from the termination of this Agreement, Executive shall not, without the prior written consent of the Company, either directly or indirectly, for himself or on behalf of or in conjunction with any other Person
(i) own, manage, operate, control, be employed by, participate in, render services to, or be associated in any manner with the ownership, management, operation or control of, any business similar to the type of business conducted by the Company or any of its Affiliates within any of the geographic territories in which the Company or any of its Affiliates conducts business, (ii) solicit business of the same or similar type being carried on by the Company or any of its Affiliates from any Person known by Executive to be a customer of the Company or any of its Affiliates, whether or not Executive had personal contact with such Person during and by reason of Executive's employment with the Company, or (iii) endeavor or attempt in any way to interfere with or induce a breach of any contractual relationship that the Company or any of its Affiliates may have with any employee, customer, contractor, supplier, representative or distributor.

         (b) NO BREACH FOR ACTIVITIES DEEMED NOT COMPETITIVE. It is further agreed that, in the event that Executive shall cease to be employed by the Company and enter into a business or pursue other activities that, at such time, are not in competition with the Company or any of its Affiliates, Executive shall not be chargeable with a violation of this Section 5 if the Company subsequently enters the same (or a similar) competitive business or activity. In addition, if Executive has no actual knowledge that his actions violate the terms of this Section 5, Executive shall not be deemed to have breached the restrictive covenants contained herein if, promptly after being notified by the Company of such breach, Executive ceases the prohibited actions.

         (c) SEVERABILITY. The covenants in this Section 5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 5 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, such time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

         (d) FAIR AND REASONABLE. Executive has carefully read and considered the provisions of this Section 5 and, having done so, agrees that the restrictive covenants in this Section 5 impose a fair and reasonable restraint on Executive and are reasonably required to protect the interests of the Company, its Affiliates and their respective officers, directors, employees and stockholders. It is further agreed that the Company and Executive intend that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of these covenants.

6.       CONFIDENTIAL INFORMATION.

         (a) CONFIDENTIAL INFORMATION. Executive hereby agrees to hold in strict confidence and not to disclose to any third party any of the valuable, confidential and proprietary business, financial, technical, economic, sales and/or other types of proprietary business information relating to the Company or any of its Affiliates (including all trade secrets) in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which Executive has, or is given (or has had or been given), access during the course of his employment with the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales or other valuable aspects of the business and trade of the Company or its Affiliates, including without limitation, technologies, products, processes, plans, clients, personnel, operations and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of the Executive, (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed, or (c) is reasonably believed by Executive, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Executive; provided, however, that in the case of clause (b) or (c), Executive shall give the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

         (b) RETURN OF COMPANY PROPERTY. In the event of termination of Executive's employment with the Company for whatever reason or no reason, (a) Executive agrees not to copy, make known, disclose or use, any of the Confidential Information without the Company's prior written consent, and (b) Executive or Executive's personal representative shall return to the Company (i) all Confidential Information, (ii) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials and other data or property delivered to or compiled by Executive by or on behalf of the Company or its respective representatives, vendors or customers that pertain to the business of the Company or any of its Affiliates, whether in paper, electronic or other form, and (iii) all keys, credit cards, vehicles and other property of the Company. Executive shall not retain or cause to be retained any copies of the foregoing. Executive hereby agrees that all of the foregoing shall be and remain the property of the Company and the applicable Affiliates and be subject at all times to their discretion and control.




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7. CORPORATE OPPORTUNITIES.

         (a) DUTY TO NOTIFY. During the Term of this Agreement, in the event that Executive shall become aware of any business opportunity related to the business of the Company, Executive shall promptly notify the Board of Directors of such opportunity. Executive shall not appropriate for himself or for any other Person other than the Company (or any Affiliate) any such opportunity unless, as to any particular opportunity, the Board of Directors fails to take appropriate action within thirty (30) days. Executive's duty to notify the Board of Directors and to refrain from appropriating all such opportunities for thirty
(30) days shall neither be limited by, nor shall such duty limit, the application of the general laws relating to the fiduciary duties of an agent or employee.

         (b) FAILURE TO NOTIFY. In the event that Executive fails to notify the Board of Directors or so appropriates any such opportunity without the express written consent of the Board of Directors, Executive shall be deemed to have violated the provisions of this Section notwithstanding the following:

                  (i) The capacity in which Executive shall have acquired such opportunity; or

                  (ii) The probable success in the hands of the Company of such opportunity.

8. NO PRIOR AGREEMENTS. Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive, his employment by the Company, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other Person. Further, Executive agrees to indemnify and hold harmless the Company and its officers, directors and representatives for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any noncompetition agreement, invention, secrecy or other agreement between Executive and such third party that was in existence as of the effective date of this Agreement. To the extent that Executive had any oral or written employment agreement or understanding with the Company, this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by Executive and the Company, such prior agreement or understanding automatically shall be deemed to have been terminated and shall be null and void.

9. REPRESENTATION. Executive acknowledges that he (a) has reviewed this Agreement in its entirety, (b) has had an opportunity to obtain the advice of separate legal counsel prior to executing this Agreement, and (c) fully understands all provisions of this Agreement.

10. ASSIGNMENT; BINDING EFFECT. Executive understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Executive agrees, therefore, that he cannot assign or delegate all or any portion of his performance under this Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of Executive. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, if Executive accepts employment with an Affiliate, unless Executive and his new employer agree otherwise in writing, this Agreement shall automatically be deemed to have been assigned to such new employer (which shall thereafter be an additional or substitute beneficiary of the covenants contained herein, as appropriate), with the consent of Executive, such assignment shall be considered a condition of employment by such new employer, and references to the "Company" in this Agreement shall be deemed to refer to such new employer.

11. COMPLETE AGREEMENT; WAIVER; AMENDMENT. This Agreement is not a promise of future employment. Executive has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Executive with respect to the subject matter hereof and thereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

12. NOTICE. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be given or made by personally delivering the same to or sending the same by prepaid certified or registered mail, return receipt requested, or by reputable overnight courier, or by facsimile machine to the party to which it is directed at the address set out on the signature page to this Agreement or at such other address as such party shall have specified by written notice to the other party as provided in this Section, and shall be deemed to be given if delivered personally at the time of delivery, or if sent by certified or registered mail as herein provided three (3) days after the same shall have been posted, or if sent by reputable overnight courier upon receipt, or if sent by facsimile machine as soon as the sender receives written or telephonic confirmation that the facsimile was received by the recipient and such facsimile is followed the same day by mailing by prepaid first class mail.

13. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid and inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 5(c) above. The Sections headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

14. EQUITABLE REMEDY. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the restrictive covenants set forth in Sections 5 and 6 hereof, and because of the immediate and irreparable damage that would be caused to the Company for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

15. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The arbitration proceeding shall be held in the city where the principal office of the Company is located. Notwithstanding the foregoing, the Company shall be entitled to seek injunctive or other equitable relief, as contemplated by Section 14 hereof, from any court of competent jurisdiction, without the need to resort to arbitration. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief.

16. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the Commonwealth of Virginia, without regard to its conflict of laws principles.

17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties to this Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

18. SIGNATURES. The parties shall be entitled to rely upon and enforce a facsimile of any authorized signatures as if it were the original.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


COMPANY:                                     EXECUTIVE:

STAR SCIENTIFIC, INC.


By:
     (Signature)                             JAMES A. MCNULTY
                                             6204 Greenwick Drive
                                             Glen Allen, Virginia 23060
(Print Name and Title)
Star Scientific, Inc.
16 South Market Street
Petersburg, Virginia 23803